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                                                                    Exhibit 23.3




                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 25, 1998, relating to the consolidated financial statements and financial statement schedules of PMT Services, Inc., which appears in NOVA Corporation's Annual Report on Form 10-K/A(1) for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Nashville, Tennessee
May 13, 1999